United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On August 27, 2023, the employment agreement dated as of August 27, 2020, between Clarus Corporation (the “Company”) and Aaron J. Kuehne expired in accordance with its terms and Mr. Kuehne remained an at-will employee of the Company continuing to serve as the Company’s Executive Vice President, Chief Administrative Officer, Secretary and Treasurer. On August 31, 2023, the Company and Mr. Kuehne mutually agreed to terminate Mr. Kuehne’s at-will employment and entered into a Separation Agreement and General Release dated as of August 31, 2023 (the “Separation Agreement”).

The Separation Agreement provides for a general release of the Company by Mr. Kuehne and contains confidentiality, non-solicitation and non-disparagement covenants as well as Mr. Kuehne’s agreement to not compete with the Company or its subsidiaries for a period of one year from the date of the Separation Agreement.

Pursuant to the terms of the Separation Agreement, the Company has agreed to extend the period of time in which Mr. Kuehne has to exercise the following stock options until August 31, 2024: (i) 55,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $4.63 per share; (ii) 125,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $4.38 per share; (iii) 50,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $6.15 per share; (iv) 500,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $6.80 per share; and (v) 300,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $15.00 per share.

For a period commencing on August 31, 2023, and ending on August 31, 2024, Mr. Kuehne has agreed to provide consulting services to the Company relating to Mr. Kuehne’s special knowledge of the Company and its businesses, or such other matters as the parties may mutually agree upon.

Mr. Kuehne has the right under applicable law to revoke his entering into the Separation Agreement during the seven-day period following his signing thereof.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is included as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)       The disclosure set forth in Item 1.01 of this Report with respect to Mr. Kuehne is incorporated into this Item 5.02 by reference. The Company does not anticipate filling the roles of Executive Vice President and Chief Administrative Officer of the Company at this time.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits. The following Exhibits are filed herewith as a part of this Report:

Exhibit	Description

10.1	Separation Agreement and General Release, dated as of August 31, 2023, between Clarus Corporation and Aaron J. Kuehne.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2023

CLARUS CORPORATION

By:	/s/ Michael J. Yates
Name: Michael J. Yates
Title: Chief Financial Officer